SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K



      PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                    EXCHANGE ACT OF 1934

Date  of Report (Date of earliest event reported): July  11,
1996




                    ____________________

                         USMX, INC.
   (Exact name of registrant as specified in its charter)
                    ____________________

      Delaware             0-9370           84-1076625
   (State or other    (Commission File   (I.R.S. Employer
   jurisdiction of         Number)        Identification
   incorporation)                              No.)

141 Union Boulevard,
      Suite 100
 Lakewood, Colorado                            80228
(Address of principal                       (Zip Code)
 executive offices)

                       (303) 985-4665
     Registrant's telephone number, including area code

Item 2.  Acquisition or Disposition of Assets.

     (a) Effective July 11, 1996, the Company acquired leasehold and other property interests in the Illinois Creek Project in north central Alaska from North Pacific Mining Corporation ("NPMC"). The
     Company made initial payments to NPMC totaling
     $100,000 in 1994 to evaluate the Illinois Creek property. The Company entered into an agreement with NPMC effective December 16, 1994, which was amended on February 5, 1996 (the "Agreement").
     Pursuant to the Agreement, the Company agreed to make a $1,000,000 non-refundable payment to NPMC in cash or shares of the Company's $.001 par value common stock (the "Common Stock"). The Company elected to make the payment in Common Stock, and based upon an average market price of the Common
     Stock on The Nasdaq Stock Market as provided in the Agreement, the Company was required to issue to NPMC
     449,754 shares. The Company also agreed that, upon obtaining the necessary permits and if no material adverse economic change had occurred, the Company would make a production decision and issue to NPMC an additional $3,000,000 in cash or Common Stock.
     The Company received the key permits related to the Project, and determined that no material adverse economic change had occurred with respect to the Project economics. The Company made a production decision and agreed to issue to NPMC an additional
     1,090,909 shares of Common Stock. The calculation of the number of shares was based on the average market price of the Common Stock on The Nasdaq Stock
     Market as provided in the Agreement.

          Effective July 11, 1996, the Company issued the aggregate of 1,540,663 shares of Common Stock to NPMC. As a result of this transaction, NPMC owns approximately 9.5% of the Company's issued and outstanding Common Stock. The Company also granted a security interest to NPMC in the property, which is subject to a subordination arrangement with the Company's lender on this Project. See Item 5 below for a description of this facility. The Company had also agreed with NPMC in the Agreement to file a Registration Statement relating to the resale of these shares, which Registration Statement has been filed and declared effective by the Securities and Exchange Commission. The Company has agreed to use its best efforts to keep this Registration Statement effective until NPMC has sold these shares or until June 1999.

          In addition to the Common Stock, NPMC had the right to enter into a mining venture agreement with the Company in which the Company would transfer to NPMC an undivided 25% interest in the Illinois Creek
     Mining Leases, or to receive a 5% net returns royalty. NPMC chose to receive a 5% net returns royalty on production from the Illinois Creek Upland
     Mining Lease. No decision has been made regarding the property covered by the Illinois Creek Roundtop
     Mining Lease, which area has not yet been explored by the Company.

          If the Company delineates the existence of additional ore reserves on the lease known as the Illinois Creek Upland Mining Lease, which increases the total proven ore reserves to at least 1,000,000 ounces of equivalent gold ore reserves beyond the mineralization stated in the Company's February 1996 feasibility report, then NPMC will have the right to elect to participate in subsequent mining operations with respect to those additional reserves for a 25% working interest by reimbursing the Company 120% of NPMC's 25% share of exploration, development and capital costs incurred by the Company subsequent to February 1996 which are directly related to delineation and/or production of the additional reserves.

          Pursuant to the Agreement, the Company has until December 16, 1997, to achieve "commercial production" which is defined as the delivery to a bona fide purchaser of minerals produced for a minimum period of 45 consecutive days at not less than 70% of the pro forma production capacity as set forth in the Project feasibility report. This period may be extended at the option of the Company for two additional one-year periods upon payment by the Company of a $300,000 advance royalty, adjusted for inflation, for each one-year extension. The
     Agreement terminates on December 16, 1999, if the Company has not achieved commercial production by that date.

          NPMC is a wholly-owned subsidiary of Cook Inlet
     Region, Inc., an Alaska Native Regional Corporation
     ("CIRI"). Except for the transactions involving the Illinois Creek Project, the Company has not had any material relationship with NPMC or CIRI and the Company is unaware of any material relationship between the Company's affiliates, any director or officer of the Company, or any associate of any such director or officer, with NPMC or CIRI.

          The Company has transferred its property interest in the Project to its wholly-owned subsidiary, USMX of Alaska, Inc. ("AK"). The
     Company intends to use its internal cash resources and the proceeds from borrowings to finance the development and construction costs of the Project.
     See Item 5 for a discussion of the Company's borrowings from N M Rothschild & Sons Limited.

          (b) The Property acquired from NPMC consisted principally of leasehold interests in the Illinois
     Creek Project. The Company has conducted exploration activities at the site since 1994. The
     Company has received all necessary regulatory authorization and has commenced construction of the mining, processing and related facilities. It is the Company's goal to commence mining in late summer, 1996. The Company expects to conduct gold and silver mining operations on this property.

Item 5.  Other Events

          (a)  Effective July 11, 1996, the Company
     entered into credit agreements with N M Rothschild &
     Sons Limited (the "Lender") for a $22,000,000 facility to finance the development and construction costs of the Illinois Creek Project (the "Project").
     The Company's wholly-owned subsidiary, AK, is the borrower of $19.5 million of the $22 million facility. Under certain circumstances, the loan to AK may be in the form of a gold loan, in which event the maximum credit amount would be the number of ounces of gold equal to $19,500,000 divided by the price of gold in London. However, the Company has agreed with NPMC that it will not convert the loan to a gold loan until such time as the Project has achieved commercial production as defined in the Agreement with NPMC. See Item 2. Advances will be made by the Lender solely to an account dedicated to Project operations and only if certain conditions related principally to Project operations are satisfactory to the Lender. In addition, AK will be required to maintain a minimum balance in the Proceeds Account equal to the sum of: (I) the greater of $1,500,000 or a formula amount based on the present value of future net cash flow from the Project, (II) the lesser of $250,000 or interest payable to the Lender for the following three months, (III) capital expenditures scheduled for the following three months and, (IV) any other payments due to the Lender for the following three months.
     It is expected that AK will need to deposit approximately $1,500,000 for deposit in the Proceeds
     Account by September 30, 1996, to maintain the minimum balance. The Company has agreed to make a $1,500,000 equity contribution to AK by that date.

          AK will not be able to make withdrawals from the Proceeds Account for its general corporate purposes or to pay dividends until "Completion" has occurred. The requirements for Completion include the construction of the Project facilities, which facilities and the equipment thereon must be mechanically complete and electrically operable
     ("Mechanical Completion"), the achievement of production amounts and grades, costs and reserves similar to the development plan, and the absence of any default in the credit agreement. The note evidencing the $19.5 million obligation bears interest, payable quarterly, at 2.25% above LIBOR until Completion and 1.875% thereafter for the remainder of the approximate four-year term of the loan. Principal payments will be made in eight amortized installments on September 30 and December
     31 of each year, commencing September 30, 1997.

          Subject to satisfaction of the requirements for maintenance of the Proceeds Account, advances will be made by the Lender to AK until the first to occur of September 30, 1997, or Mechanical Completion. AK paid an establishment fee of $292,500 to the Lender.
     AK will also be required to pay a commitment fee of one-half of one percent of the difference between the principal amount outstanding and the maximum credit amount.

          The balance of the facility is represented by a $2.5 million note made by the Company which may be converted into Common Stock at the conversion price of $3.40 per share at the option of the Lender at any time during the approximate four-year term of the note. The Company may also require conversion if the note is not in default and the daily closing price of the Common Stock exceeds $4.75 for 30 consecutive trading days. A total of 735,294 shares of Common Stock (subject to adjustment for certain events) is reserved for issuance by the Company upon conversion of the $2.5 million loan. The Company has also agreed to register the Common Stock for resale under certain circumstances. During the term of the convertible note evidencing this loan, the Lender will have the opportunity to profit from an increase in the market price of the Common Stock with resulting dilution to the holders of Common
     Stock. The existence of such convertible securities may adversely affect the terms on which the Company can obtain additional financing, and the holders of such convertible note can be expected to convert the securities at a time when the Company may be able to obtain additional capital by offering shares of the Common Stock on terms more favorable to the Company than those provided by the conversion of this note.
     The $2.5 million loan bears interest at 2% above
     LIBOR and will be payable no less frequently than semi-annually.

          In accordance with the requirements of the related credit agreements, the Company deposited the entire proceeds of the $2.5 million loan into the Proceeds Account and such proceeds are not available for general corporate purposes. Payments may be made to the Company from the Proceeds Account in an amount sufficient for the Company to make interest payments. AK will not be permitted to repay the $2.5 million to the Company or other advances by the Company in the approximate amount of $3.4 million unless certain conditions are satisfied, principally related to repayment of the notes to the Lender and satisfactory operation of the Project. The Company has pledged to the Lender its stock in AK as well as its notes from AK for advances made by the Company.

          The Company is also a guarantor of the $19.5 million loan to AK until it has been demonstrated that the Project is operating in a manner satisfactory to the Lender. There can be no assurance when, or if, this will occur, and the Company could have a substantial debt burden without other resources to make repayment. In addition, the Company will be a continuing guarantor of AK's covenant to comply with environmental laws.

          The Company's subsidiary, AK, must deliver to the Lender, among other things, financial information, reserve, hedging and operating reports, and must use all commercially reasonable efforts to maintain, develop and operate the Illinois Creek
     Project in accordance with the present development plan and prudent mining industry practices. AK must also comply with applicable laws and maintain its property rights in the Project, including payment of royalties which may become due to NPMC. In addition, except for limited circumstances, without the Lender's consent, AK may not incur any additional indebtedness, permit any liens on the Project, assume or guarantee indebtedness of others, invest in others, merge or change its capital structure, sell the assets of the Project, or permit
     Project reserves or future net cash flows to decline materially from the present development plan. AK must also achieve Mechanical Completion by July 31, 1997, and Completion by November 30, 1997. Such restrictions could affect the Company's operations and future plans.

          The Company has also agreed with the Lender that, so long as the $2.5 million Note made by the Company is unpaid, or any other obligation of the Company remains unsatisfied, including the Company's
     Guaranty of the loan to AK, the Company will, among other things, comply with all applicable laws, provide the Lender with financial reports and continue to engage principally in the mining business. In addition, except for limited circumstances, without the Lender's consent, the Company may not incur indebtedness (other than indebtedness after Completion to develop mining properties where the sole recourse of the lender is the mining property being developed), permit any liens on the Project, assume or guarantee indebtedness of others, invest in others, merge
     (unless after Completion and the Company is the survivor of the merger) or change its capital structure, pay dividends or sell the assets of the Project. Such restrictions could affect the Company's operations and future plans.

          The Company has also agreed with the Lender that it shall not permit its (a) current ratio to be less than 2.0 to 1.0; (b) consolidated tangible stockholders' equity to be less than $17,500,000;
     and (c) total consolidated liabilities to exceed
     175% of its consolidated tangible stockholders' equity.

          There are substantial risk factors associated with the Project and the Company's future operations, including the substantial financial commitment made by the Company to the development of the Project, and the resultant strain on the Company's liquidity and capital resources, delays and other problems which may result from difficulties in transportation of equipment, supplies and personnel to the Project, potentially adverse weather conditions and potentially substantial costs to comply with environmental and other laws, as well as gold price volatility and other economic factors which are beyond the control of the Company. Moreover, inasmuch as the Project has not been fully constructed and is not yet operational, there is no operating history upon which to base estimates of future cash operating costs and other operating requirements.
     Accordingly, the Company is exploring alternatives to provide additiional financing to enable it to continue work to commence mining on the Project in the near future, provide contingency funds for unforeseen delays or other Project problems, and to provide for future operations, including exploration and development activities on other properties. The
     Company is reviewing alternative means of augmenting its capital base, but has no firm commitments for other funding. The failure to obtain other funding would have a material adverse effect on the Company.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit 2 Agreement, dated effective December 16, 1994, between the Company and North Pacific Mining
          Corporation, previously filed as Exhibit 10.46 to the Company's Report on Form 10-K for the year ended December 31, 1994, and Letter dated
          February 5, 1996, amending the Agreement dated effective December 16, 1994, between the Company and North Pacific Mining Corporation, previously filed as Exhibit 10.46a to the Company's Report on Form 10-K/A for the year ended December 31, 1994, are incorporated herein by this reference.
Exhibit 10(a)  Credit Agreement between USMX of Alaska,
          Inc. and N M Rothschild & Sons Limited.
Exhibit 10(b)  Credit Agreement between USMX, INC. and N
          M Rothschild & Sons Limited.
Exhibit 10(c)  Guaranty of USMX, INC. to N M Rothschild &
          Sons Limited
Exhibit 10(d)  Hedging Agreement between USMX of Alaska,
          Inc. and N M Rothschild & Sons Limited
Exhibit 10(e)  Registration Rights Agreement between
          USMX, INC. and N M Rothschild & Sons Limited.


                         SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           USMX, INC.
                                          (Registrant)

       Date: July 24, 1996   By:  /s/Donald E. Nilson
                                ________________________
                                  Donald E. Nilson, Vice
                                  President - Finance, Chief
                                  Financial Officer and
                                  Secretary